UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 9261
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 8, 2018, Cryoport, Inc. (the “Company”) announced the final results of the Company’s previously announced issuer tender offer (the “Offer”) to holders of the Company’s outstanding warrants to purchase one share of common stock at an exercise price of $3.57 per share (the “Original Warrants”) to exchange up to 2,000,000 of such Original Warrants for an equal number of warrants to purchase one share of common stock at an exercise price of $3.00 per share (the “New Warrants”), conditioned upon the immediate exercise of such New Warrants.

The Offer expired at 5:00 p.m., Eastern Time on February 2, 2018 and was conducted pursuant to the terms and conditions set forth in the Company’s Tender Offer Statement on Schedule TO and the related exhibits included therein, as amended, initially filed with the Securities and Exchange Commission on January 2, 2018.

In connection with the Offer, 1,590,797 Original Warrants were properly tendered by holders of Original Warrants in exchange for 1,590,797 New Warrants, which were immediately exercised for gross proceeds to the Company of approximately $4.8 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: February 8, 2018	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich Chief Financial Officer